Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Frank Vitrano	Karen Rugen
(717) 972-3948	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID STOCKHOLDERS APPROVE REVERSE STOCK SPLIT

CAMP HILL, PA (December 3, 2008)—Rite Aid Corporation (NYSE: RAD) today announced that Rite Aid stockholders approved a reverse split of the company’s common stock at a split ratio of 1-for-10, 1-for-15 or 1-for-20 to be selected by Rite Aid’s Board of Directors. Stockholders also voted to reduce the number of authorized common shares at a special stockholders meeting on December 2.

With almost 825 million of eligible votes cast, stockholders voted more than 92% in favor of both proposals.

The objective of the reverse stock split is to ensure that Rite Aid regains compliance with the New York Stock Exchange (NYSE) share price listing rule and maintains its listing on the NYSE. Subject to NYSE rules, Rite Aid has until April 16, 2009 to regain compliance and currently continues to be listed and trade as usual on the NYSE.

The exact timing for selection of the split ratio and the effective date of the split will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the company and its stockholders. The reverse stock split, if implemented, would become effective upon filing of a charter amendment with the Delaware Secretary of State. Rite Aid’s Board currently expects to select the split ratio and effect the reverse stock split by the end of the company’s fiscal year, which is February 28, 2009.

A reverse stock split would reduce the total number of Rite Aid’s issued and outstanding common shares, resulting in an increase in price per share. Rite Aid believes that in addition to allowing Rite Aid to regain NYSE compliance, a reverse stock split would also benefit stockholders because a higher share price will make the stock more attractive to a broad range of investors.

Rite Aid Corporation is one of the nation’s leading drugstore chains with more than 4,900 stores in 31states and the District of Columbia with fiscal 2008 annual sales of more than $24.3 billion.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at http://www.riteaid.com.

This press release contains forward-looking statements, including statements regarding the expected timetable for a reverse stock split, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; our ability to improve the operating performance of our stores in accordance with our long term strategy, our ability to realize the benefits of the Brooks Eckerd acquisition, including positive same store sales growth for Brooks Eckerd and cost savings; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; our ability to manage expenses, including integration expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations; general economic conditions and inflation and interest rate movements and  access to capital, including our continuing ability to complete sale and leaseback transactions. Consequently, all of the forward-looking statements made in this press release, including our guidance, are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

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